                                                                    EXHIBIT 10.9

                                Service Agreement

This Service Agreement ("Agreement"), dated as of March 1, 2006, is made by and between IPG Laser GmbH, a German limited company having an office at Siemensstrasse 7, 57299 Burbach Germany (the "Company"), and Evgeny Shcherbakov, residing at Forstweg 16, 57299, Burbach Germany, born on 20 June 1947 ("Executive"). The Company and Executive are referred to jointly below as the "Parties."

WHEREAS, the Company desires to retain the services of Executive as managing director on the terms and conditions set forth in this Agreement; and

WHEREAS, Executive desires to accept the offer from the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the services to be provided by Executive, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. Services. Executive will provide services to the Company in the position of managing director. Executive will report to the Company's majority shareholder. Executive's primary responsibility will be managing the general business and affairs of the Company, and performing related administrative duties. Executive will carry out such duties as shall be assigned from time to time by the Company's sole shareholder, subject to applicable laws, and ethical duties. During the Service Term (as defined below), Executive shall devote Executive's reasonable best efforts, energies and abilities and Executive's full business time, skill and attention to the business and affairs of the Company, and shall act at all times according to the highest professional standards, for the purpose of advancing the business of the Company.

     2. Term. Subject to the Termination provisions below, Executive shall provide services to the Company for a term of two (2) years commencing on the date of this Agreement (the "Initial Service Period"). Executive's services to the Company will continue for successive one year terms following expiration of the Initial Service Period (the Initial Service Period together with any subsequent service period shall be referred to as the "Service Term"), unless either party provides notice of intent not to renew not less than (a) one hundred eighty (180) days prior to expiration of the then current term or (b) 364 days prior to the end of the then current term following a "Change of Control" of IPG Photonics Corporation (as such term is defined in IPG Photonics Corporation's 2006 Incentive Stock Plan in effect on the date of this Agreement), or unless in either case service is terminated under the termination provisions below.

     3. Compensation. The Company shall pay Executive on a salary basis at a monthly rate of E16,800 paid on the basis of a 14-month year for gross annual salary of E235,200 (the "Base Salary"). The Base Salary will be paid in equal installments in accordance with the Company's standard payroll policies and schedule and is subject to tax and elective withholding and deductions. The Company may, in its sole discretion, increase the Base Salary on an annual or other basis. The amount of any bonus compensation to Executive under any such program will be determined by the Board of Directors of IPG Photonics Company in its sole discretion.

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     4. Benefits.

          (i) Executive shall be entitled to the extent eligible to participate in any benefit plans as may be adopted and modified by the Company from time to time, including without limitation health, dental and medical plans, life and disability insurance, paid time off, holiday, and retirement plans. The benefits available to Executive shall be no less favorable than those available to other executives at similar levels within the organization or to the employees of the Company at the location where Executive works. Benefits provided under this Agreement shall be subject to the terms and conditions of any applicable benefit plan, including any eligibility and vesting requirements, as such plans may be in effect from time to time.

          (ii) Executive shall be entitled to four weeks vacation each year. The maximum number of accrued vacation hours that Executive can have at any point in time is equal to the total vacation hours earned in the last twelve months, plus one week of vacation carried over from the prior twelve months of service.

          (iii) Executive shall have the right to a luxury class car which may be also used for personal purposes.

     5. Intentionally Omitted.

     6. Other Activities. The service of Executive shall be on a full-time basis, but Executive may be an investor or otherwise have an interest in or serve on the board of directors or advisory board to other businesses, partnerships and entities so long as the other activities of Executive do not materially interfere with the performance of Executive's duties to the Company, and so long as such other activities do not cause Executive to violate the Restrictive Covenants incorporated herein in Section 12 of this Agreement, and so long as Executive discloses all such activities to the Chief Executive Officer and the Board of Directors of the Company. Nothing in this provision or this Agreement limits or restricts Executive's duties and obligations, including the duty of loyalty, that arise under the law.

     7. Termination by the Company. The Company may terminate the Service Term:

          (i) by giving Executive ninety (90) days' prior written notice without Cause (as defined below), or

          (ii) for Cause (as defined below).

"Cause" shall mean: (A) an act of fraud, embezzlement or theft by Executive in connection with Executive's duties or in the course of Executive's service with the Company; (B) Executive's intentional wrongful damage to the property of the Company; (C) Executive's intentional breach of Section 12 hereof while Executive remains in the employ of the Company; (D) an act of Gross Misconduct (as defined below); or (E) a felony conviction or a conviction for a misdemeanor involving moral turpitude; and, in each case, the determination by the Directors of the Company as hereafter provided that any such act shall have been materially harmful to the Company. For purposes of this Agreement, "Gross Misconduct" shall mean a willful or grossly negligent act or omission which has or will have a material and adverse impact on the business or reputation of the Company, or on the business of the Company's customers or


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

suppliers as such relate to the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for "Cause" hereunder unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the independent Directors then in office at a meeting of the Directors called and held for such purpose, finding that, Executive has committed an act set forth above in this
Section 7. Nothing herein shall limit Executive's right or Executive's beneficiaries' right to contest the validity or propriety of any such determination.

     8. Termination by Executive. Executive may terminate the Service Term (i) by giving the Company sixty (60) days' prior written notice, or (ii) for Good Reason (as defined below), subject to the Company's right to cure the breach for a period of thirty (30) days after notice from Executive of his intention to terminate for Good Reason. In the event of termination by notice under the preceding subsection (i), the Company in its discretion may elect a termination date that is earlier than the conclusion of the sixty (60) day notice period, but in the event of such election the termination shall still be deemed a voluntary termination by Executive under this Section. "Good Reason" means the occurrence of any of the following events without Executive's express written consent:

               (a) The assignment to Executive of any duties materially inconsistent (except in the nature of a promotion) with Executive's position in the Company and the responsibilities specified in this Agreement or a substantial adverse alteration in the nature of Executive's position or responsibilities or in the conditions of service;

               (b) A reduction by the Company of or a failure to pay Executive's Base Salary, or a material reduction in benefits Executive is entitled to under this Agreement other than a reduction approved by the Board of Directors of the Company that similarly applies to all executive officers of the Company, provided that a reduction in Base Salary shall not exceed more than 10% of then Base Salary;

               (c) A relocation of the offices of Executive to a place greater than thirty-five (35) miles in distance from Executive offices of the Company in Burbach, Germany; or

               (d) The failure of Executive to be the General Manager of the Company following a "Change of Control" of the Company (as such term is defined in the IPG Photonics Corporation's 2006 Incentive Stock Plan in effect on the date of this Agreement).

The Company shall have no obligations to Executive after Executive's last day of service following termination of service under this Section, except as specifically set forth in this Agreement or under the option agreement.

     9. Automatic Termination. Notwithstanding the provisions of Section 2, Executive's service shall automatically terminate upon Executive's death or Disability (as defined below). Executive shall be deemed to have a

"Disability" for purposes of this Agreement if Executive is unable to substantially perform, by reason of physical or mental incapacity, Executive's duties or obligations under this Agreement, with or without reasonable accommodation as defined in the Americans with Disabilities Act and implementing regulations, for a period of one hundred and eighty (180) consecutive days in any 360-day period. The Board of Directors shall determine, according to the facts then available, whether and when the disability of Executive has occurred and shall state that date of termination in the Notice of Termination. Such determination shall be made by the Board of Directors in the exercise of reasonable discretion.

     10. Certain Obligations of the Company Following Termination of the Service Period. Following termination of the Service Period under the circumstances described below, the Company will pay to Executive the following compensation and provide the following benefits in addition to any benefits to which Executive may be entitled by law in full satisfaction and final settlement of any and all claims and demands that Executive or the Company may have against the other under this Agreement:

          (i) Without Cause by the Company or Good Reason by Executive. In the event that the Service Period is terminated by the Company without Cause pursuant to Section 7(i) hereof or by Executive for Good Reason pursuant to
Section 8 hereof, Executive shall be entitled to the following payments:

               (a) Base Salary through the termination date and any bonus that has been actually earned as of or prior to the termination date, but has not been paid; and

               (b) Continuing payments of Base Salary, payable in accordance with regular payroll practices of the Company, for twelve months following the date of termination.

          (ii) Termination by Executive Without Good Reason or by the Company for Cause. In the event the Service Period as terminated by Executive pursuant to 8(i) hereof without Good Reason or by the Company pursuant to Section 7(ii) hereof for Cause, Executive shall be entitled to no further compensation or other benefits under this Agreement except as to that portion of any unpaid Base Salary and other benefits accrued, earned or vested up to and including the effective date of such termination.

          (iii) Death; Disability. In the event that the Service Period is terminated by reason of Executive's death or for Disability, Executive or Executive's estate, as the case may be, shall be entitled to the payments Base Salary through the date of death or the date of termination as specified in the Notice of Termination in the event of Disability, plus any unpaid bonus previously awarded to Executive.

     11. Nature of Payments. Upon termination of service pursuant to Sections 7, 8 or 9, Executive will be released from any duties and obligations to the Company set forth in this Agreement (except the duties and obligations under the Restrictive Covenants and as set forth in Section 12 hereof) and the obligations of the Company to Executive will be as set forth in Section 10.


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     12. Restrictive Covenants. Executive shall comply with the Confidentiality,
Non-Competition and Confirmatory Assignment Terms attached as Exhibit A to this Agreement and incorporated herein by reference (the "Restrictive Covenants").

     13. Indemnification.

          (i) Indemnification Terms. The Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of Executive's heirs, executors and administrators. The Company shall advance to Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

          (ii) No Presumptions. Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 15(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

          (iii) Liability Insurance. The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Executive to the extent IPG Photonics Corporation provides such coverage for its other executive officers, and which would provide coverage for Executive after the Service Term for actions taken during the Service Term.

     14. Notices. Any and all notices provided for herein shall be in writing and shall be delivered by certified mail, return receipt requested or in person. Notice shall be deemed to have been given when notice is received by the party on whom the notice was served. Notice to the Company shall be addressed to the Company at its principal office, and notice to Executive at Executive's last address as shown on the records of the Company.

     15. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts except that the social security insurance and mandatory statutory provisions set forth under company law shall be governed by the laws of the Federal Republic of Germany, without regard to its internal conflicts of law provisions.

     16. Severability. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable or contrary to law or public policy, the enforceability of the other provisions in this Agreement shall not affected thereby.

     17. Assignment. Executive recognizes that this is an agreement for personal services and that Executive may not assign this Agreement. The Agreement shall inure to the benefit of and binding upon the Company's successors and assigns.

     18. Entire Agreement/Amendment. This Agreement and the restrictive agreement referred to in Section 12 constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended except by written agreement signed by both Parties.

     19. Execution in Counterparts. This Agreement and the Restrictive Covenants may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the Parties hereto and delivered to each of the other Parties hereto.

     20. Waiver. The failure of either of the Parties to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the Parties to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

     21. Capacity. Executive and the Company hereby represent and warrant to the other that: (i) Executive or the Company has full power, authority and capacity to execute and deliver this Agreement, and to perform Executive's or the Company's obligations hereunder; (ii) such execution, delivery and performance will not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which Executive or the Company is a party or Executive or the Company is otherwise bound; and
(iii) this Agreement is Executive's or the Company's valid and binding obligation in accordance with its terms.

     22. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Executive's service or the termination of that service (including, without limitation, any claims of unlawful discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the International Arbitration Association ("IAA") in Frankfurt/Main, Germany in accordance with the rules of the IAA the govern dispute resolution of personal services, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 22 shall be specifically enforceable. Notwithstanding the foregoing, this Section 22 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 22. Punitive and consequential damages shall not be permitted as an award and each party shall bear the fees and expenses of its own counsel and expert witnesses.

     23. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 22 of this Agreement, the parties hereby consent to the jurisdiction of the courts of the Commonwealth of Massachusetts. Accordingly, with respect to any such court action, Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     24. German Civil Code. Executive shall be exempt from the restrictions of
Section 181 of the German Civil Code, provided that Executive shall first obtain the prior written consent of IPG Photonics Corporation with respect to the transaction.

IN WITNESS WHEREOF, this Service Agreement has been duly executed on March 1, 2006:


/s/ Valentin P. Gapontsev               /s/ Evgeny Shcherbakov
-------------------------------------   ----------------------------------------
Valentin P. Gapontsev                   Evgeny Shcherbakov
Geschaftsfuhrer, CEO                    Managing Director
IPG Laser GmbH


IPG Photonics Corporation


/s/ Valentin P. Gapontsev
-------------------------------------
By: Valentin P. Gapontsev
Chief Executive Officer


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

                                    Exhibit A

     CONFIDENTIALITY, NON-COMPETITION AND CONFIRMATORY ASSIGNMENT Terms (this "Agreement").

                                   WITNESSETH

     WHEREAS, the Company is a manufacturer of fiber amplifiers, fiber lasers and associated products.

     WHEREAS, the Company's business is conducted throughout the world and the reputation and goodwill of the Company are an integral part of its business success; and

     WHEREAS, in consideration and as a condition of any employment (or continued employment) by the Company, Executive agrees to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1. Confidentiality. Executive represents, warrants and covenants that he or she has not revealed and will not at any time, whether during or after the termination of his or her employment, reveal to anyone outside the Company any of the trade secrets or confidential information of the Company, its customers or suppliers, or any information received in confidence from third parties by the Company. Confidential information of the Company is any information or material (a) generated or collected by or used in the operation of the Company that relates to the actual or anticipated business, marketing and sales, strategic planning, products, services, research and development, or production and/or manufacturing processes, of the Company or its customers or suppliers, including its and their organization, personnel, customers and finances; or (b) suggested by or resulting from any task assigned to Executive or work performed by Executive for or on behalf of the Company. Executive will deliver to the Company copies of all confidential information upon the earlier of (a) a request by the Company, or (b) termination of Executive's employment. Upon termination of Executive's employment, Executive will not retain any such materials or copies.

     Confidential Information shall not include (a) any information that is in the public domain at time of disclosure or thereafter comes into the public domain (other than by breach of this Agreement by Executive); or (b) any information which is disclosed to Executive in good faith by a third party unaffiliated with the Company with the legal right to make such disclosure; or
(c) any information which the Company authorizes its unrestricted use in writing.

     Further, Executive represents, warrants and covenants that during his or her employment he or she did not and will not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. Executive further agrees that he or she has not used or permitted to be used and shall not, after the termination of his or her employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of Executive's employment he or she shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     Executive understands that the Company has received and will receive from third parties information that is confidential or proprietary ("Third-Party Information") and that is subject to restrictions on the Company regarding its use and disclosure. Executive, both during and after termination of his or her employment will hold Third-Party Information in the strictest confidence and will not disclose or use Third-Party Information except as permitted by the agreement between the Company and the relevant third party, unless expressly authorized to act otherwise by the Company.

     Executive agrees to report known or suspected unauthorized disclosures of confidential or proprietary information of the Company by any other person immediately to an officer of the Company.

     Section 2. Non-Competition; Non-Solicitation. In view of the fact that any activity of the Executive in violation of the terms hereof would adversely affect the Company and its subsidiaries (as defined below), and to preserve the goodwill associated with the Company's business, the Executive hereby agrees to the following restrictions on his activities:

          (a) Non-Competition. The Executive hereby agrees that one (1) year after the date on which the Executive's employment with the Company and its subsidiaries terminates for any reason (the "Non-Competition Period"), Executive will not, without the express written consent of the Company, directly or indirectly, anywhere where the Company sells or offers (at any time during the term of this Agreement ) products directly or indirectly through distributors, subsidiaries or affiliated companies including IPG Photonics Corporation, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, member, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity) any business, organization or person other than the Company (or any subsidiary of the Company), and including any such business, organization or person involving, or which is, a family member of the Executive, whose business, activities, products or services are competitive with the products/technologies/services listed on the Annex to this Agreement. The Executive hereby acknowledges that, because of the global-based nature of the Company's business, the geographic scope as set forth above is reasonable and fair.

          (b) Non-Solicitation. The Executive hereby agrees that during the period commencing on the date hereof and ending on the date which is the later of (i) two (2) years after the date hereof and (ii) eighteen (18) months after the date on which the Executive's employment with the Company and its subsidiaries terminates for any reason, he will not, without the express written consent of the Company, (w) hire or engage or attempt to hire or engage for or on behalf of himself or herself or any such competitor any officer or employee of the Company or any of its subsidiaries, or any former employee of the Company and any of its subsidiaries who was employed during the one (1) year period immediately preceding the date on which the Executive's employment or service relationship with the Company or any of its subsidiaries was terminated for any reason, (x) encourage for or on behalf of himself or any such competitor any such officer or employee to terminate his or her relationship or employment with the Company or any of its subsidiaries,
(y) solicit for or on behalf of himself or any such competitor any client or supplier of the Company or any of its subsidiaries or (z) divert to any person (as hereinafter defined) any client or business opportunity of the Company or any of any of its subsidiaries.

     The Board of Directors, with prior notice and adequate disclosure of any opportunity or proposed activity, shall be entitled to interpret the provisions of this Agreement and exempt any opportunity or activity of the Executive which the Board of Directors of IPG Photonics Corporation, in its reasonable judgment, believes is in the interests of, or not opposed to the interests of, the Company or any of its subsidiaries.

     Notwithstanding anything herein to the contrary, the Executive may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than three percent (3%) of the equity of such enterprise.

     Neither the Executive nor any business entity controlled by the Executive is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary of the Company from carrying on its business or restrain or restrict the Executive from performing his or her employment obligations, and as of the date of this Agreement the Executive has no business interests whatsoever in or relating to the industries in which the Company and its subsidiaries currently engage other than Executive's interest in the Company and other than interests in public companies of less than three percent (3%).

     For purposes of this Agreement, any reference to the "subsidiaries" of the Company shall be deemed to include all entities directly or indirectly controlled by it through an ownership of more than fifty percent (50%) of the voting interests. As used in this Agreement, the term "person" shall mean an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization.

     Section 3. Scope of Agreement. The parties acknowledge that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated parties and agree that (a) all such provisions are reasonable and fair to the parties hereto under the circumstances of the transactions contemplated hereby, and (b) are given as an integral and essential part of the transactions contemplated hereby. The Executive has independently consulted with Executive's counsel and has been advised in all respects concerning the reasonableness and fairness of the covenants contained herein, with specific regard to the business to be conducted by Company and its subsidiaries, and represents that the Agreement is intended to be, and shall be, fully enforceable and effective in accordance with its terms.

     Section 4. Acknowledgement Regarding Inventions/Receipt of Fair Compensation. Executive hereby confirms, acknowledges and agrees that all inventions, modifications, discoveries, designs, developments, improvements, processes, know-how, or intellectual property rights whatsoever (collectively, "Developments") that he or she (either alone or with others) has conceived, made or reduced to practice at any time or times while employed by the Company or any of its subsidiaries that:

     (a) related to fixtures for and methods of manufacture of fiber lasers and fiber amplifiers and certain aspects of fiber laser and fiber amplifiers, or otherwise relate to the business of the

          Company from time to time, or any customer or supplier to the Company, or any of the products or services being developed, manufactured or sold by the Company or any of the products which may be used in connection therewith,

     (b) resulted from tasks assigned to the Executive by the Company or any of its subsidiaries to the business, or

     (c) resulted from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for or by the Company or any of its subsidiaries,

are the sole and absolute property of the Company, its successors and assigns. Executive acknowledges that all Developments were made as a "work for hire" and all proprietary rights which the Executive may have acquired in such Developments were assigned to the Company. The Executive hereby acknowledges he or she has not created any Developments that do not satisfy the provisions of
Section 4(a), (b) or (c). Executive hereby confirms, acknowledges and agrees that Executive has received mutually-agreed upon compensation from the Company in consideration for the Company's ownership rights to the Developments set forth in this Section 4 and that such consideration is fair and reasonable.

     Executive will make and maintain adequate and current records of and communicate to the Company (or any persons designated by it) promptly and fully each Development without publishing the same. Further, Executive will, both during and after the period of his or her employment by the Company, execute all appropriate documents and give the Company all assistance it reasonably requires to perfect, protect and use its rights to the Developments. In the event the Company is unable, after reasonable effort, to secure Executive's signature on any letter patent, copyright or other analogous protection relating to a Development, Executive hereby irrevocably appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact, to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other protection with the same legal force and effect as if signed by Executive.

     Executive has attached hereto, as Addendum A, a list describing all Inventions which were made by Executive prior to his employment by the Company ("Prior Inventions"), which belong to Executive and which relate in any way to the Company's business, products, services, research or development, and which are not assigned to the Company. If no such list is attached, Executive represents that there are no such Prior Inventions. If in the course of employment by the Company, Executive incorporates into a Company product or process a Prior Invention, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product or process.

     Section 5. Use of Voice, Image and Likeness; Publication of Statements. Executive gives the Company permission to use Executive's voice, image or likeness, with or without using Executive's name, for the purposes of advertising and promoting the Company, except to the extent expressly prohibited by law. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, Executive agrees that any statement about the Company which he or she creates, publishes or posts during Executive's period of employment and for six (6)


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

months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Web-based chat rooms, shall first be reviewed and approved by an officer of the Company before it is released in the public domain.

     Section 6. No Employment Obligation. Executive understands that this Agreement does not create an obligation on the Company or entity to continue Executive's employment or to exploit any Developments. Executive acknowledges that nothing in this Agreement shall interfere with or restrict in any way the rights of the Company, to discharge Executive at any time for any reason whatsoever, with or without cause, except as may be expressly provided in a separate agreement between the Company and Executive.

     Section 7. Certain Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this agreement by the Executive will result in irreparable injury to the Company and its subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company and upon authorization by the Board of Directors of the Company its subsidiaries shall be entitled to enforce the specific performance of this agreement by the Executive through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies.

     In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action which the Executive may have against the Company or any of its subsidiaries shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement. Executive agrees that Executive will not assert, and it should not be considered, that any provision contained in this Agreement prevents him or her from earning a living or is otherwise void, voidable, or unenforceable or should be voided or held to be unenforceable.

     Section 8. Jurisdiction. The parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Federal Republic of Germany to construe and enforce the covenants contained in this Agreement. In the event that the courts of any state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of the Company or upon authorization by other the Directors of the Company any its subsidiaries to the relief provided for herein in the courts of any other state within the geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

     Section 9. Notices. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been


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

sufficiently given and received for all purposes when delivered by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company, Siemensstrasse 7, D-57299 Burbach, Germany 01540, Facsimile: +49-2736-4420-150, Attn: CEO, or at any other address designated by the Company to the Executive in writing; and if to the Executive, to the home address of Executive as designated in the current personnel files maintained by the Company, or at any other address designated by the Executive to the Company in writing.

     Section 10. Miscellaneous. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts (without regard to its conflict of laws principles) and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company and the Executive. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. Executive's obligations under this Agreement shall survive the termination of Executive's employment regardless of the manner of such termination and shall be binding upon by Executive's heirs, executors, administrators and legal representatives. The Company shall have the right to assign this Agreement to its affiliates, successors and assigns but this Agreement may not be assigned by the Executive. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof, including the Confidentiality and Assignment of Inventions Agreement and the Non-Competition and Confirmatory Assignment Agreement, each dated August 30, 2000.

     Section 11. No Conflicting Agreements. Executive warrants that Executive is not bound by the terms of a confidentiality agreement or other agreement with a third party that would conflict with Executive's obligations hereunder.

     Section 12. Third Party Beneficiaries. The parties hereto acknowledge and agree that the Investors named in that certain Stock Purchase Agreement dated August 30, 2000 are third party beneficiaries of this Agreement.

IN WITNESS WHEREOF, this Confidentiality, Non-Competition And Confirmatory Assignment Terms has been duly executed on March 1, 2006:


/S/ Valentin P. Gapontsev               /s/ Evgeny Shcherbakov
-------------------------------------   ----------------------------------------
Valentin P. Gapontsev                   Evgeny Shcherbakov
Geschaftsfuhrer, CEO                    Managing Director
IPG Laser GmbH


IPG Photonics Corporation


/s/ Valentin P. Gapontsev
-------------------------------------
By: Valentin P. Gapontsev
Chief Executive Officer


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

Annex

Section 2(a) Non-Competition Limitation: All systems, products and components manufactured, sold or being developed, including without limitation fiber lasers, fiber amplifiers and diode lasers, and all services provided, by IPG Laser.


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